Exhibit 10.13

Note: The Purchase Order calls for the Registrant to sell a total of 100 units selected by the customer, subject to the terms and conditions thereof. The purchaser’s name and billing and shipping information, commercial, operational and accounting contacts, certain product specifications and price per unit specified in this exhibit have been excluded because these terms are both not material and would likely cause competitive harm to the Registrant if publicly disclosed.

Redacted

Blanket Purchase Order

BPO # 2021-0660

Skid Air Packages

June 29, 2021

Owner	Ship To	Bill To
Redacted	Redacted	Redacted
Commercial Contact	**Operational Contact**	**Accounting Contact**
Redacted	Redacted	Redacted

Vendor Name	Qnergy, Inc.	**AFE#**	Per individual release
Contact	Redacted	**Payment Terms**	30 Days
Telephone		**Freight Terms**	PPD&Add
Email		**Delivery Date**	8-10 Weeks upon Acceptance

Line #	Description of Material	UOM	Quantity	Unit Price	Total
1	CAP3-M Compressed Air Pneumatics Skid Package Inc/ Power Gen 5650	EA	TBD	Redacted	
2	CAP3-M- Grid Compressed Air Pneumatics Skid Package-No PowerGen Provided	EA	TBD		
3	CAP3-Nano Compressed Air Pneumatics Skid Package Inc/ Power Gen 5650	EA	TBD		
4	CAP3-Nano-Grid Compressed Air Pneumatics Skid Package -No PowerGen 5650 Provided	EA	TBD		
5	GCU Gas Conditioning Unit-Smart Liquid Knockout with dual alarms	EA	TBD		
6	Units cancelled within 7 days of acceptance by Qnergy are fully refundable.				
7	Units cancelled after 7 days of acceptance by Qnergy and not installed are subject to a 50% of full price restocking fee.				
8	Redacted				
9	Redacted pay remaining balance of each system that has been installed and commissioned if order is cancelled before 100 units are fulfilled.				
10	De	EA	TBD		
11	Co Redacted	EA	Included		
13	Sales Tax	EA	TBD		

NOTES:

A. This Purchase Order Incorporates the following documents and attachments by reference:

1.Qnergy, Inc Pricing (attached hereto as Exhibit I) dated 6/25/2021.

B.

1. Each invoice must reference the specific location where the work was performed, AFE #, company representative who authorized the work and the above BPO #
2. Payment terms for properly documented invoices are Net 30 days after receipt.
3. Invoices must have all signed work or delivery tickets attached, or this will delay the processing for payment.
4. All invoice must be emailed to the following address: ooenininvoice.com

C. 1. This Blanket Purchase Order shall commence 6/29/2021 and continue through 12/31/2022 and month-to-month there after subject to the following conditions:

a. Unless Otherwise specifically stated in the Order, any quantity or volume of Work stated in this Order or in any other representation (written or verbal) of Company shall be considered a good faith estimate only and is not a guarantee that Company will purchase any minimum amount or dollar volume of Work from Contractor. The term set forth above is provided solely for the purpose of establishing the time during which Contractor has agreed to perform Work requested by Company at the agreed upon rates and/or prices established herein, and Company shall not be obligated to generate any minimum revenue for the benefit of Contractor in order to receive the rates, prices, or services offered by Contractor under this order.

b. The term of the Work is subject to Contractor's continued satisfactory performance of the Work

c. Either party may cancel this Order at any time and with no further obligation to the other Party by providing IO days written notice of cancellation unless the MSA states otherwise. In the event of cancellation, Company's sole obligation to Contractor shall be to pay contractor for any unapproved work performed up to the time of cancellation of the Order.

PO Total Redacted

Acceptance of this order, either by acknowledgement or performance, constitutes an unqualified acceptance of the Redacted Terms and Conditions for the Purchase of Goods. Acceptance of this der constitutes and acknowledgement that such Terms and Conditions have been m

Redacted

6/29/21

Date

6/29/21

Date